                                                             EXECUTION COPY


                   SECOND AMENDMENT TO CREDIT AGREEMENT
               ------------------------------------

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of March 10, 1995, is by and between
 ---------
KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware
      -------
corporation (the "Parent Guarantor"), the various financial
                  ----------------
institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
 -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used,
               -----
but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                           W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement dated as of July 21, 1994 (the "Credit Agreement"); and
                                          ----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments to Credit Agreement.
                      ------------------------------

     1.1  Amendment to Recitals.
          ---------------------

          The second recital to the Credit Agreement is hereby amended by deleting the amount "$275,000,000" in the fourth line thereof and by replacing such amount with the amount
"$325,000,000".

     1.2  Amendments to Article I:  Definitions and Accounting
          ----------------------------------------------------
Terms.
-----

          A.  The definition of "Revolving Commitment
Availability" contained in Section 1.1 of the Credit Agreement is
                           -----------
hereby amended to read in its entirety as follows:

          "'Revolving Commitment Availability' means, at any
            ---------------------------------
     time, the excess of

          (a)  (i) the lesser of (x) the Revolving Commitment
          Amount at such time and (y) the Borrowing Base as in effect at such time plus (ii), during the period from March 10, 1995 to
             ----
and including July 10, 1995, the lesser of (x) $50,000,000 and
(y) an amount equal to two-thirds of the amount of any funds then on deposit in transaction accounts in which agreements are effected with respect to spot, forward, future and option transactions entered into by the Company and its Subsidiaries in the ordinary course of business involving (or, in the case of futures and options, for or relating to) the purchase and sale of aluminum, alumina, or bauxite over
     ----

          (b)  the Revolving Credit Outstandings at such time."

          B. The definition of "Cash Equivalent Investment" contained in Section 1.1 of the Credit Agreement is hereby
             -----------
amended by (i) deleting the phrase "which have substantially similar investment policies." in clause (e) thereof and substituting therefor ";or" and (ii) adding a new clause (f) at the end thereof as follows:

          "(f) investments in and through any Sweep Account."


          C.   The following definitions are hereby added to
Section 1.1 of the Credit Agreement in the appropriate
-----------
alphabetical order:

          "'101 Account' is defined in the Concentration Bank
            -----------
      Agreement."

          "'Sweep Account' means an account or other arrangement
            -------------
     maintained with any Lender into which funds on deposit in the Concentration Account or the 101 Account are automatically swept at the end of each business day, invested overnight and automatically returned to the Concentration Account or 101 Account, as the case may be, on the next business day."

     1.3  Amendments to Article II:  Commitments and Borrowing
          ----------------------------------------------------
Procedures.
----------

          A.   Clause (b) of Section 2.1.1 of the Credit
               ----------    -------------
Agreement is hereby amended by deleting the amount "$275,000,000" in the second line thereof and by replacing such amount with the amount "$325,000,000".

          B.   Clause (a) of Section 2.3 of the Credit Agreement
               ----------    -----------
is hereby amended by inserting the phrase ", or such other account at Bank of America as the Company shall notify the Agent from time to time," after the phrase "account number 12339-11101 at Bank of America" contained therein.

          C.   Clause (b) of Section 2.3 of the Credit Agreement
               ----------    -----------
is hereby amended by inserting the phrase ", or such other account at Bank of America as the Company shall notify the Agent from time to time," after the phrase "account number 12339-11101 at Bank of America" contained therein.

     1.4  Amendment to Article III:  Repayments, Prepayments,
          ---------------------------------------------------
Interest, and Fees.
------------------

          Section 3.5.1 of the Credit Agreement is hereby amended
          -------------
by adding the following thereto at the end of the second parenthetical contained therein: "and, with respect to the increase in the Revolving Commitment Amount provided for therein, commencing on the date on which the Agent gives notice to the Parent Guarantor, the Company and each Lender of the satisfaction of certain conditions as provided in Section 3 of the Second
                                     ---------
Amendment to Credit Agreement dated as of March 10, 1995 between the Company, the Parent Guarantor, the Lenders and the Agent".

     1.5  Amendments to Article IX:  Covenants.
         -------------------------------------

          A.   Section 9.1.10(d) of the Credit Agreement is
               -----------------
hereby amended by inserting the phrase ",except in the case of a Sweep Account with Agent or any Affiliate of Agent," after the phrase "thereof and" contained in the fourth line thereof.

          B.   Article IX of the Credit Agreement is hereby
               ----------
amended by adding the following as new Section 9.2.22 thereof:
                                       --------------

          "SECTION 9.2.22     Company Investment or Distribution
                              ----------------------------------
to Parent Guarantor.  Notwithstanding anything to the contrary
-------------------
contained herein, the Company shall be permitted to make Investments in, or Distributions to, the Parent Guarantor in an aggregate amount not to exceed $300,000 in each Fiscal Year."


     1.6 Amendments to Signature Pages.
         -----------------------------

          Subject to the last paragraph of this Section 1.6, the Percentages set forth opposite the Lenders' names on the signature pages of the Credit Agreement are hereby amended to read as follows:

          BankAmerica Business Credit, Inc.            27.270%
          Congress Financial Corporation               26.154%
          LaSalle National Bank                        04.769%
          CIT Group/Business Credit, Inc.              06.308%
          Transamerica Business Credit Corporation     06.769%
          Bank of America National Trust and
               Savings Association                     09.090%
          Heller Financial, Inc.                       08.871%
          National Westminster Bank PLC                06.000%

          ABN Amro N.V.                                04.769%

     Effective on the date on which the Agent gives notice to the Parent Guarantor, the Company and each Lender of the satisfaction of certain conditions as provided in Section 3 of the Second Amendment to Credit Agreement dated as of March 10, 1995 between the Company, the Parent Guarantor, the Lenders and the Agent and notwithstanding anything to the contrary contained in Section 5.4
                                                     -----------
of the Credit Agreement, each Lender shall be deemed to hold an undivided interest and participation, to the extent of such Lender's Percentage as reflected above, in all Letters of Credit and the Company's Reimbursement Obligations with respect thereto outstanding as of such date.

     Subject to the last paragraph of this Section 1.6, on the Second Amendment Effective Date (as defined below) each Lender whose Percentage is increased pursuant to this Amendment shall make such payments to the Agent, and the Agent shall make such distributions of such payments to the remaining Lenders, as are necessary to adjust the amounts of the outstanding Loans of all Lenders in accordance with the revised Percentages set forth above in this Section 1.6.

     Anything contained in this Amendment or the other Loan Documents to the contrary notwithstanding, each Lender's Percentage interest in any LIBO Rate Loan outstanding on the Second Amendment Effective Date shall remain unchanged for all purposes under the Loan Documents until the date of expiration of the Interest Period in effect as of the Second Amendment Effective Date with respect to such LIBO Rate Loan, at which time
(i) all payments of interest and principal, if any, made on such date in respect of such LIBO Rate Loan shall be distributed to Lenders in accordance with such unchanged Percentages and (ii) in the event such LIBO Rate Loan is to remain outstanding for an additional Interest Period commencing on such date or is to be converted to a Reference Rate Loan on such date, Lenders shall make such payments, and Agent shall make such distributions thereof, on such date as are necessary to adjust the Percentage interests of Lenders in such Loan in accordance with the revised Percentages set forth above in this Section 1.6.

     Section 2.  Amendments to Collateral Documents.
                 ----------------------------------

          The parties agree that, as of the Second Amendment
Effective Date, the Company Deeds of Trust and the Company
Mortgages shall be amended or supplemented as set forth in Exhibits B and C hereto, respectively.


          Section 3.  Conditions to Effectiveness.
                      ----------------------------

          This Amendment shall become effective as of the date
hereof (the "Second Amendment Effective Date") only when the
             -------------------------------
following conditions shall have been met and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company, the Agent and each Lender:

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and each of the Lenders (or notice of the approval of this Amendment by each of the Lenders satisfactory to the Agent shall have been received by the Agent), together with counterparts of amendments to the Company Deeds of Trust and the Company Mortgages duly executed on behalf of the Company and the Agent.

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3) For each Lender an opinion, addressed to the Agent and each Secured Lender, from Kramer, Levin, Naftalis,
Nessen, Kamin & Frankel, in substantially the form of Exhibit A attached hereto, with such changes therein as shall be satisfactory to the Agent;

               (4) The Agent shall have received, on behalf of each Lender increasing its portion of the Revolving Commitment
Amount, a fee in the amount of 1.00% multiplied by the amount of such increase; and

               (5) such other information approvals, opinions, documents, or instruments as the Agent may reasonably request.


          Section 4.  Company's Representations and Warranties.
                      ----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement and the other Loan Documents in the manner provided herein, the Parent
Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Second Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Indenture dated as of February 1, 1993, as amended by the First Supplemental Indenture dated May 1, 1993, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and The First National Bank of Boston, as Trustee, or the Indenture dated as of February 17, 1994, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and First Trust National Association, as Trustee, or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               -------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ----------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent
Guarantor.

          E.   Incorporation of Representations and Warranties
               -----------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
-------------

          F.   Real Property.  As of the date hereof, (1) the
               -------------
Liens on the Collateral constituting Real Estate (as defined in the Company Deeds of Trust and the Company Mortgages) are valid, prior and perfected, subject only to the exceptions listed in Exhibits B to the Company Deeds of Trust and the Company Mortgages and in clauses (e) and (f) of Section 9.2.3 of the
                                        -------------
Credit Agreement and (2) there are no Liens securing Indebtedness for borrowed money (other than those in favor of the Agent) on the Collateral constituting Real Estate (as defined in the Company Deeds of Trust and the Company Mortgages).

          Section 5.  Acknowledgement and Consent.
                      ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the Second Amendment Effective Date, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the Second Amendment Effective Date, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the Second Amendment Effective Date, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties",
                                        ----------------------
and the Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit
                                                      ------
Support Documents".
-----------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment and the amendment of the other Loan Documents effected as of the date hereof.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 6.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Credit Agreement
               -----------------------------------------------
and the Other Loan Documents.
----------------------------

               (1) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment and the amendments to the other Loan Documents executed as of the date hereof, the Credit Agreement and the other Loan
Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          F.   Approval of Amendments to Loan Documents.  Each of
               ----------------------------------------
the Lenders hereby approves the forms of the amendments attached as Exhibits to this Amendment and hereby authorizes the Agent on its behalf to accept from the Company and the other Obligors, as the case may be, and authorizes the Agent to execute and deliver as Agent, the amendments to the Collateral Documents in substantially the form of such Exhibits, with such changes, additions or deletions as the Agent, in its sole and absolute discretion, may approve.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION        KAISER ALUMINUM & CHEMICAL
                                     CORPORATION


By: _______________________        By:________________________

Name: K.S. Vasan                   Name: K.S. Vasan
Its:  Treasurer                    Its:  Treasurer

BANKAMERICA BUSINESS CREDIT,       BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                     INC.


By: _______________________        By:________________________
Name: Michael J. Jasaitis          Name: Michael J. Jasaitis
Its: Vice President                Its: Vice President


BANK OF AMERICA NATIONAL TRUST     THE CIT GROUP/BUSINESS CREDIT,
  AND SAVINGS ASSOCIATION             INC.


By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
   (WESTERN)


By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


LA SALLE NATIONAL BANK             NATIONAL WESTMINSTER BANK PLC


By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


TRANSAMERICA BUSINESS CREDIT       ABN AMRO BANK N.V.
   CORPORATION


By: _______________________        By:________________________

Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION          KAISER ALUMINUM & CHEMICAL
                                     INVESTMENT, INC.


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer


KAISER ALUMINUM PROPERTIES,        KAISER ALUMINUM TECHNICAL
   INC.                               SERVICES, INC.


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer


OXNARD FORGE DIE COMPANY, INC.     KAISER ALUMINIUM
                                          INTERNATIONAL, INC.


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer


KAISER ALUMINA AUSTRALIA           KAISER FINANCE CORPORATION
  CORPORATION


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer


ALPART JAMAICA INC.                KAISER JAMAICA CORPORATION


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer


KAISER BAUXITE COMPANY             KAISER EXPORT COMPANY


By: _______________________        By:________________________
Name:  K.S. Vasan                  Name: K.S. Vasan
Its:   Treasurer                   Its:  Treasurer
                                  S - III

                                 EXHIBIT A


                              March 10, 1995


BankAmerica Business Credit, Inc.,
  as Agent
Two North Lake Avenue, Suite 400
Pasadena, California  91101

     and

The Lenders Listed on Schedule A Hereto

     Re: Second Amendment to Credit Agreement (the "Second Amendment"), dated as of March 10, 1995, among
          Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, certain financial institutions, and BankAmerica Business Credit, Inc., as Agent
          -----------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and Kaiser Aluminum Corporation, a Delaware corporation (the "Parent Guarantor"), in connection with the Second Amendment. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement, as amended by the Second Amendment. As used herein, "Credit Agreement" has the meaning ascribed thereto in the first recital of the Second Amendment.

          In rendering the opinion set forth herein, we have reviewed the Credit Agreement and the Second Amendment, and have examined originals or copies, certified, or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation and By-laws of the Company and the Parent Guarantor as in effect on the date hereof, and (b) such other documents, records, certificates and instruments (collectively, "Documents") as in our judgment are necessary or appropriate as the basis for the opinion expressed below.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original documents of all Documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Parent Guarantor and certificates of public officials. We also have assumed (i) the valid authorization, execution, and delivery of the Second Amendment by the parties thereto (other than the Company and the Parent Guarantor),
(ii) that each such other party has been duly organized and is validly

BankAmerica Business Credit, Inc.,                    March __, 1995
   Agent                                                Page       2
   and
The Lenders Listed on Schedule A Hereto


existing and in good standing under the laws of the jurisdiction of its organization with the corporate or other organizational power to perform its obligations thereunder, and (iii) that the Second Amendment constitutes the legal, valid and binding obligation of each such other party enforceable against each such other party in accordance with its terms (subject to qualifications and limitations similar to those set forth in clauses (a) and (b) on pages __ and __ of this opinion).

          Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          1. The execution, delivery, and performance by each of the Company and the Parent Guarantor of the Second Amendment, and the performance by the Company and the Parent Guarantor of the Credit Agreement as amended by the Second Amendment, are within their respective corporate powers, have been duly authorized by all necessary corporation action on the part of the Company and the Parent Guarantor, and do not:

          (a) violate the Organic Documents of the Company or the Parent Guarantor; or

          (b) violate any court decree or order of any governmental authority which, after our due inquiry, has been specifically disclosed to us by the Company or the Parent Guarantor.

          2. The Second Amendment has been duly executed and delivered by each of the Company and the Parent Guarantor.

          3. The Second Amendment constitutes the legal, valid, and binding obligation of each of the Company and the Parent Guarantor enforceable against each of the Company and the Parent Guarantor in accordance with its terms.

          The opinion set forth in paragraph 3 above is subject to the following qualifications and limitations and the other opinions set forth above are subject to the following qualifications and limitations, other than those set forth in clauses (a), (b) and (c) below:

BankAmerica Business Credit, Inc.,                    March __, 1995
   Agent                                                Page       3
   and
The Lenders Listed on Schedule A Hereto


          (a) The enforceability of the Second Amendment may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium, or other laws and court decisions now or hereafter in effect relating to or affecting the rights of creditors generally;

          (b) The enforceability of the Second Amendment is subject to the application of and may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt under certain circumstances, including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order an obligor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, we express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, indemnity, submissions to jurisdiction, set off, delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Credit Agreement. In addition, we express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters arising under Federal or State securities laws;

          (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (d) We have not been requested to render, and with your permission we do not express, any opinion as to the applicability to any Loan Document or security interests of Section 548 of the Federal Bankruptcy code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing;

BankAmerica Business Credit, Inc.,                    March __, 1995
   Agent                                                Page       4
   and
The Lenders Listed on Schedule A Hereto


          (e) Our opinion expressed herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America, and we do not express any opinion herein concerning any other laws. We express no opinion as to the effects (if any) of any laws of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          The opinion expressed herein is based upon the laws in effect on the date hereof, and we assume no obligation to review or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.

          Ezra G. Levin, a partner of our firm, is a director of the Company and the Parent Guarantor.

          This opinion is being furnished only to the addressees named above pursuant to Section 3.B.(3) of the Second Amendment and is solely for the benefit of such Persons in connection with the execution, delivery and effectiveness of the Second Amendment. Accordingly, this opinion may not be used, quoted, or relied upon by any other person or entity or for any other purpose without, in each instance, our express prior written consent.

                              Very truly yours,

                                SCHEDULE A



BankAmerica Business Credit, Inc.

Bank of America National Trust
   and Savings Association

The CIT Group/Business Credit, Inc.

Congress Financial Corporation (Western)

Heller Financial, Inc.

La Salle National Bank

National Westminster Bank PLC

Transamerica Business Credit Corporation

ABN Amro N.V.

                                 EXHIBIT B
                 FORM OF SECOND AMENDMENT TO DEED OF TRUST


RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:


O'Melveny & Myers
275 Battery Street, 26th Floor
San Francisco, California  94111-3305
Attn:  Jill H. Matichak, Esq.
       (File No. 019,368-663)

-----------------------------------------------------------------

          SECOND AMENDMENT TO DEED OF TRUST WITH POWER OF SALE,
                     ASSIGNMENT OF LEASES AND RENTS,
                    SECURITY AGREEMENT, FIXTURE FILING
                          AND FINANCING STATEMENT


          THIS SECOND AMENDMENT TO DEED OF TRUST WITH POWER OF SALE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this "Second Amendment") is made as of March --, 1995 by and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation ("Grantor"), whose address is 6177 Sunol Drive, Pleasanton, California 94566, and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), as agent for the Secured Lenders (as defined in the Credit Agreement referred to below), having an office at Two North Lake Avenue, Suite 400, Pasadena, California 91101 (BABC, in its capacity as agent for the Secured Lenders, shall be referred to hereinafter as "Beneficiary").

                             R E C I T A L S :

     A. Pursuant to that certain Credit Agreement dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement dated as of July 21, 1994 (as so amended, the "Credit Agreement") between Grantor, Kaiser Aluminum Corporation, a Delaware corporation ("Parent Guarantor"), BABC and various other financial institutions named therein (which financial institutions, together with BABC in its capacity as lender, shall be referred to hereinafter collectively as "Bank Lenders") and Beneficiary, Bank Lenders agreed to make certain revolving loans and other financial commitments to Grantor (the "Loans"). Except as otherwise provided in this Second Amendment, all initially capitalized terms used herein without definition shall have the same meaning as in the Credit Agreement, as amended.

     B. The Loans are secured by, among other things, that certain Deed of Trust with Power of Sale, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of February 15, 1994, executed by Grantor, as grantor, to Chicago Title Insurance Company, as trustee, for the benefit of Beneficiary as agent of Bank Lenders, as beneficiary, and recorded on February --, 1994 in the Official Records of ---- County, ---- as Instrument No(s). ---- (the "Original Deed of Trust"), as amended by the First Amendment to Deed of Trust with Power of Sale, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (the "First Amendment") dated as of July 21, 1994 and recorded on August --, 1994 in the Official Records of ---- County, ---- as Instrument No(s). ---- (as so amended, the "Deed of Trust").

     C.   The Deed of Trust encumbers that certain real property
located in ------- County, --------- as more particularly described in Exhibit A, attached hereto, and by this reference incorporated herein.
---------

     D. Concurrently herewith, Grantor, Parent Guarantor and Bank Lenders have agreed to amend the Credit Agreement to, among other things, increase the maximum aggregate principal amount of the Loans by Fifty Million Dollars ($50,000,000) and provide that Grantor's obligations thereunder shall be secured by the Deed of Trust, all as set forth in that certain Second Amendment to Credit Agreement dated of even date herewith by and between Grantor, Parent Guarantor, Lenders and Beneficiary (the "Second Credit Agreement Amendment").

     E. Grantor and Beneficiary desire to amend the Deed of Trust to reflect and evidence the amendments and modifications set forth in the Second Credit Agreement Amendment.

          NOW, THEREFORE, with reference to the foregoing Recitals and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Beneficiary further agree as follows:

          1. Grantor's obligations evidenced by the Credit Agreement, as amended by the Second Credit Agreement Amendment, shall continue to be secured by the Deed of Trust. Except as amended by this Second Amendment, the Deed of Trust shall remain unmodified and in full force and effect. The parties hereto hereby ratify and confirm the Deed of Trust as amended hereby.

          2. It is the intent of each of the parties hereto that the Original Deed of Trust, as modified and amended by the First Amendment and this Second Amendment, shall have and retain the priority established at the time of the recordation of the Original Deed of Trust on February --, 1994 (the "Original Recording Date"). To the extent that any court of law or equity

determines that the priority of this Second Amendment may not relate back to the Original Recording Date, then (i) this Second Amendment shall be bifurcated from the Deed of Trust such that the obligations of Grantor with respect to the $50,000,000 increase in the maximum amount of the Loans, as more particularly set forth in the Second Credit Agreement Amendment and secured by this Second Amendment, shall have such priority as is established at the time of recordation of this Second Amendment in the Official Records of ---- County, ----, and (ii) the Deed of Trust, as unamended by this Second Amendment, shall continue to secure the obligations of Grantor under the Credit Agreement, as unamended by the Second Credit Agreement Amendment, and the other Secured Obligations set forth in the Deed of Trust, and shall continue to have the priority described in paragraph 2 of the First Amendment. In no event shall this Second Amendment destroy, impair or otherwise affect such priority of the Deed of Trust.

          3. This Second Amendment shall be governed by and construed in accordance with the laws in the State of ---- without giving effect to the conflict of law principles of said State.

          4. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon and attached to any other counterpart identical thereto except having additional signature pages attached to it.

          5. In the event of any inconsistencies between the provisions of this Second Amendment and the provisions of the Deed of Trust, the provisions of this Second Amendment shall govern and prevail.

          6. The relationship of Grantor and Beneficiary with respect to the Loans and the matters set forth herein is that of creditor and debtor respectively and by virtue of entering into the Second Credit Agreement Amendment and performing their respective obligations thereunder, Grantor and Beneficiary do not intend to form a partnership or joint venture or any other relationship other than that of creditor and debtor respectively.

          IN WITNESS WHEREOF, the duly authorized representatives of Grantor and Beneficiary have executed this Second Amendment as of the date first above written.

                         "GRANTOR"

                         KAISER ALUMINUM & CHEMICAL CORPORATION,
                         a Delaware corporation

                         By:  ____________________________

                              Name:  K.S. Vasan

                              Its:   Treasurer





                         "BENEFICIARY"

                         BANKAMERICA BUSINESS CREDIT, INC.,
                         a Delaware corporation

                         By:  ____________________________

                              Name:  Michael J. Jasaitis

                              Its:   Vice President

                             ACKNOWLEDGEMENTS


STATE OF ___________________  )
                              )
COUNTY OF __________________  )



          On March__, 1995, before me, _____________________, a Notary
Public in and for said State, personally appeared ________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature ________________________________ (Seal)






STATE OF ___________________  )
                              )
COUNTY OF __________________  )



          On March__, 1995, before me, _____________________, a Notary
Public in and for said State, personally appeared ________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


Signature ________________________________ (Seal)

                                 EXHIBIT A
                              ----------

                       LEGAL DESCRIPTION OF PROPERTY

                                 EXHIBIT C
                   FORM OF SECOND AMENDMENT TO MORTGAGE


RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:


O'Melveny & Myers
275 Battery Street, 26th Floor
San Francisco, California  94111-3305
Attn:  Jill H. Matichak, Esq.
       (File No. 019,368-663)
-----------------------------------------------------------------

            SECOND AMENDMENT TO MORTGAGE WITH POWER OF SALE,
                     ASSIGNMENT OF LEASES AND RENTS,
                    SECURITY AGREEMENT, FIXTURE FILING
                          AND FINANCING STATEMENT


          THIS SECOND AMENDMENT TO MORTGAGE WITH POWER OF SALE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this "Second Amendment") is made as of March --, 1995 by and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation ("Mortgagor"), whose address is 6177 Sunol Drive, Pleasanton, California 94566, and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), as agent for the Secured Lenders (as defined in the Credit Agreement referred to below), having an office at Two North Lake Avenue, Suite 400, Pasadena, California 91101 (BABC, in its capacity as agent for the Secured Lenders, shall be referred to hereinafter as "Mortgagee").

                             R E C I T A L S :

     A. Pursuant to that certain Credit Agreement dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994 (as so amended, the "Credit Agreement") between Mortgagor, Kaiser Aluminum Corporation, a Delaware corporation ("Parent Guarantor"), BABC and various other financial institutions named therein (which financial institutions, together with BABC in its capacity as lender, shall be referred to hereinafter collectively as "Bank Lenders") and Mortgagee, Bank Lenders agreed to make certain revolving loans and other financial commitments to Mortgagor (the "Loans"). Except as otherwise provided in this Second Amendment, all initially capitalized terms used herein without definition shall have the same meaning as in the Credit Agreement, as amended.

     B. The Loans are secured by, among other things, that certain Mortgage with Power of Sale, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as of February 15, 1994, executed by Mortgagor, as mortgagor, to Mortgagee as agent of Bank Lenders, as mortgagee, and recorded on February --, 1994 with the Recorder of Deeds,
---- County, ---- in Book , Page --- (the "Original Mortgage"), as amended by the First Amendment to Mortgage with Power of Sale, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (the "First Amendment") dated as of July 21, 1994 and recorded on August --, 1994 with the Recorder of Deeds, ---- County, ----- in Book ----, Page ---- (as so amended, the "Mortgage").

     C. The Mortgage encumbers that certain real property located in ----County, ----- as more particularly described in Exhibit A,
                                                    ---------
attached hereto, and by this reference incorporated herein.

     D. Concurrently herewith, Mortgagor, Parent Guarantor and Bank Lenders have agreed to amend the Credit Agreement to, among other things, increase the maximum aggregate principal amount of the Loans by Fifty Million Dollars ($50,000,000) and provide that Mortgagor's obligations thereunder shall be secured by the Mortgage, all as set forth in that certain Second Amendment to Credit Agreement dated of even date herewith by and between Mortgagor, Parent Guarantor, Lenders and Mortgagee (the "Second Credit Agreement Amendment").

     E. Mortgagor and Mortgagee desire to amend the Mortgage to reflect and evidence the amendments and modifications set forth in the Second Credit Agreement Amendment.

          NOW, THEREFORE, with reference to the foregoing Recitals and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee further agree as follows:

          1. Mortgagor's obligations evidenced by the Credit Agreement, as amended by the Second Credit Agreement Amendment, shall continue to be secured by the Mortgage. Except as amended by this Second Amendment, the Mortgage shall remain unmodified and in full force and effect. The parties hereto hereby ratify and confirm the Mortgage as amended hereby.

          2. It is the intent of each of the parties hereto that the Original Mortgage, as modified and amended by the First Amendment and this Second Amendment, shall have and retain the priority established at the time of the recordation of the Original Mortgage on February -- , 1994 (the "Original Recording Date"). To the extent that any court of law or equity determines that the priority of this Second Amendment may not relate back to

the Original Recording Date, then (i) this Second Amendment shall be bifurcated from the Mortgage such that the obligations of Mortgagor with respect to the $50,000,000 increase in the maximum amount of the Loans, as more particularly set forth in the Second Credit Agreement Amendment and secured by this Second Amendment, shall have such priority as is established at the time of recordation of this Second Amendment in the Official Records of ---- County, ----, and (ii) the Mortgage, as unamended by this Second Amendment, shall continue to secure the obligations of Mortgagor under the Credit Agreement, as unamended by the Second Credit Agreement Amendment, and the other Secured Obligations set forth in the Mortgage, and shall continue to have the priority described in paragraph 2 of the First Amendment. In no event shall this Second Amendment destroy, impair or otherwise affect such priority of the Mortgage.

          3. This Second Amendment shall be governed by and construed in accordance with the laws in the State of ---- without giving effect to the conflict of law principles of said State.

          4. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon and attached to any other counterpart identical thereto except having additional signature pages attached to it.

          5. In the event of any inconsistencies between the provisions of this Second Amendment and the provisions of the Mortgage, the provisions of this Second Amendment shall govern and prevail.

          6. The relationship of Mortgagor and Mortgagee with respect to the Loans and the matters set forth herein is that of creditor and debtor respectively and by virtue of entering into the Second Credit Agreement Amendment and performing their respective obligations thereunder, Mortgagor and Mortgagee do not intend to form a partnership or joint venture or any other relationship other than that of creditor and debtor respectively.

          IN WITNESS WHEREOF, the duly authorized representatives of Mortgagor and Mortgagee have executed this Second Amendment as of the date first above written.

                         "MORTGAGOR"

                         KAISER ALUMINUM & CHEMICAL CORPORATION,
Attested By:             a Delaware corporation

______________________   By:  ____________________________
Name:_________________
Title:________________        Name:  K.S. Vasan

                              Its:   Treasurer

[corporate seal]










                         "MORTGAGEE"

                         BANKAMERICA BUSINESS CREDIT, INC.,
                         a Delaware corporation

                         By:  ____________________________

                              Name:  Michael J. Jasaitis

                              Its:   Vice President









 ACKNOWLEDGEMENTS


STATE OF ___________________  )
                              )
COUNTY OF __________________  )



          On March ____, 1995, before me, _____________________, a
Notary Public in and for said State, personally appeared ________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



Signature ________________________________ (Seal)




STATE OF ___________________  )
                              )
COUNTY OF __________________  )



          On March ____, 1995, before me, _____________________, a
Notary Public in and for said State, personally appeared ________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



Signature ________________________________ (Seal)

                                 EXHIBIT A
                              ----------

                       LEGAL DESCRIPTION OF PROPERTY